                                                                   EXHIBIT 23.7
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Selected Financial Information" and the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of California Jockey Club, Bay Meadows Operating Company and Patriot American Hospitality, Inc. of our report dated February 17, 1997, on our audits of the financial statements of Wyndham Hotel Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report appears in the December 31, 1996 annual report on Form 10-K of Wyndham Hotel Corporation.

                                          /s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
May 27, 1997